UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2024

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2024, Applied DNA Sciences, Inc. (“Company”) entered into a placement agency agreement (the “Placement Agreement”) with Maxim Group LLC (the “Placement Agent”) pursuant to which the Placement Agent agreed to serve as the sole placement agent, on a “reasonable best efforts” basis, in connection with the registered direct public offering (the “Offering”) of 3,228,056 shares (“Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”) and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 2,416,005 shares of Common Stock, and in a concurrent private placement, unregistered common warrants (“Private Common Warrants”) to purchase up to 11,288,122 shares of Common Stock. Also on January 31, 2024, in connection with the Offering, the Company entered into securities purchase agreements (the “Purchase Agreements”) with certain institutional investors (each, a “Purchaser” and, collectively, the “Purchasers”).

The Company expects to receive gross proceeds from the Registered Direct Offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $3.4 million.

The Offering is expected to close on or about February 2, 2024, subject to satisfaction of customary closing conditions.

The Offering of the Shares and the Pre-Funded Warrants (and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants) is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-272267), declared effective by the Securities and Exchange Commission (the “SEC” or the “Commission”) on June 6, 2023 and a prospectus supplement that the Company plans to file with the Commission relating to such securities.

The Purchase Agreements contain customary representations, warranties and agreements by the Company and customary conditions to closing. Under the Purchase Agreements, the Company has agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 60 days following the closing of the Offering.

In connection with this Offering, the Company and each of its executive officers and directors have agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a period commencing on the date of the lock-up agreement and ending 60 days from the date the Offering is completed, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, without the prior written consent of the Placement Agent.

Pursuant to the Placement Agreement, the Company has agreed to pay the Placement Agent a cash placement fee equal to 6.5% of the aggregate gross proceeds raised in the Offering from sales arranged for by the Placement Agent. Subject to certain conditions, the Company has also agreed to reimburse certain expenses of the Placement Agent in connection with the Offering, including but not limited to legal fees, up to a maximum of $50,000. If the Offering is not consummated for any reason, the Company will be required to pay to reimburse the Placement Agent for expenses not to exceed $20,000 in the aggregate.

The Placement Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of representations and warranties contained in the Placement Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities. The Company has agreed not to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction, as defined in the Purchase Agreements, for a period commencing on the date of the Placement Agreement until 180 days following the closing of the Offering.

The Pre-Funded Warrants have an exercise price of $0.0001 per share and are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Share is being sold at an offering price of $0.609 and each Pre-Funded Warrant is being sold at an offering price of $0.6089 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant). Pursuant to the Purchase Agreements, the Company also agreed to issue to the Purchasers, in a concurrent private placement, the Private Common Warrants. Each Private Common Warrant has an exercise price of $0.609 per share, will become exercisable upon Shareholder Approval, and will expire on the five-year anniversary of the Shareholder Approval. “Shareholder Approval” means the first trading day after the filing of a Form 8-K disclosing the approval pursuant to the applicable rules and regulations of Nasdaq from the shareholders of the Company with respect to the issuance of all of the shares underlying the Private Common Warrants and the reduction in exercise price and extension of expiration dates of the warrants described below.

The Private Common Warrants and the shares of Common Stock issuable upon the exercise of the Private Common Warrants are not registered under the Securities Act. The Private Common Warrants and the shares of Common Stock issuable upon exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering. Pursuant to the Purchase Agreements, within 45 calendar days from the date of the Purchase Agreements, the Company agreed to file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Purchasers of the Shares issuable upon exercise of the Private Common Warrants. The Company agreed to use commercially reasonable efforts to cause such registration statement to become effective within 90 days following the closing date of the Purchase Agreements and to keep such registration statement effective at all times until no Purchaser owns any Private Common Warrants or Shares issuable upon exercise thereof.

In the event of any fundamental transaction, as described in the Private Common Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the shares of Common Stock, subject to certain exceptions, then upon any subsequent exercise of a Private Common Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Private Common Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Private Common Warrants have the right to require the Company or a successor entity to purchase the Private Common Warrants for cash in the amount of the Black Scholes Value (as defined in the Private Common Warrants) of the unexercised portion of the Private Common Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in the Company’s control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the Private Common Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Private Common Warrants that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

In connection with the Offering and the Purchase Agreements, the Company agreed to reduce the exercise price of warrants previously issued to the Purchasers with exercise prices ranging from $1.29 to $4.00 per warrant to $0.609 per warrant. The Company also agreed to extend the expiration dates for such warrants to August 2028. In addition, 58,074 outstanding common stock warrants held by other investors who are not participating in the Offering will have their exercise price reduced to $0.609 per warrant share and will have their warrant expiration dates extended to August 2028. The foregoing reductions of the exercise price and extension of expiration dates of such warrants is subject to Shareholder Approval.

The foregoing descriptions of the terms and conditions of the Placement Agreement, the Purchase Agreements and the forms of the Pre-Funded Warrant and Private Common Warrant are qualified in their entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, and are incorporated herein by reference in their entirety.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The statements made by the Company in this report may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe the Company’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from those projected due to its history of net losses, limited financial resources, its need for future financing, unknown future demand for its biotherapeutics products and services, the inherent risk and unknown outcome of research and development projects, the unknown amount of revenues and profits that will result from the Linea DNA™ and/or Linea™ IVT platforms, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT or Linea DNA platforms approved for human therapeutic use, the risk that the Offering described herein may not close, and various other factors detailed from time to time in the Company’s SEC reports and filings, including its Annual Report on Form 10-K filed on December 7, 2023, as amended, and other reports it files with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

An opinion of McDermott Will & Emery LLP regarding the validity of the Shares, the Pre-Funded Warrants and shares of common stock underlying the Pre-Funded Warrants being issued and sold in the Offering by the Company is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Private Common Warrants and the shares of common stock underlying such warrants is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 31, 2024, the Company issued a press release announcing the Registered Direct Offering, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Exchange Act and is not incorporated by reference into any Securities Act registration statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant.
4.2	Form of Private Common Warrant.
5.1	Opinion McDermott Will & Emery LLP.
10.1	Placement Agency Agreement by and between Applied DNA Sciences, Inc. and Maxim Group LLC, dated January 31, 2024.
10.2	Form of Securities Purchase Agreement, dated January 31, 2024, by and between Applied DNA Sciences, Inc. and the parties thereto.
99.1	Press Release dated January 31, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2024	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer